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                                                                   EXHIBIT 23.2

                                    [LOGO]

The Board of Directors
Trimeris, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

As discussed in Note 1 to the financial statements, in 2000, the Company restated its 1998 statements of operations, stockholders' equity, and cash flows, and its 1999 financial statements.

                                          /s/ KPMG LLP

Raleigh, North Carolina
January 28, 2002